UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): October 25, 2005


                              REHABCARE GROUP, INC.
               (Exact name of Company as specified in its charter)


        Delaware                         0-19294             51-0265872
(State or other jurisdiction          (Commission         (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)

        7733 Forsyth Boulevard
            Suite 2300
        St. Louis, Missouri                             63105
(Address of principal executive offices)              (Zip Code)

                                 (314) 863-7422
                (Company's telephone number, including area code)

                                 Not applicable
          (Former name or former address if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On October 25, 2005 Anthony Piszel and Larry Warren were elected to RehabCare Group, Inc.'s Board of Directors. Mr. Piszel will serve as a member of the Board's Audit Committee and Mr. Warren will serve on the Board's Compensation and Nominating/Corporate Governance Committee.

Item 9.01  Financial Statements and Exhibits.

     (c)  Exhibits.

     99.1 Press release issued October 25, 2005 announcing the election of Anthony Piszel and Larry Warren as new members of the Board of Directors of RehabCare Group, Inc.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2005

                                       REHABCARE GROUP, INC.



                          By: /s/ Mark A. Bogovich
                               ----------------------------------------
                                  Mark A. Bogovich
                                  Vice President,
                                  Interim Chief Financial Officer

                                                                    Exhibit 99.1

                         CONTACT: RehabCare Group, Inc.
                                  Mark Bogovich
                                  Interim Chief Financial Officer
                                  Betty Cammarata, Dir., Investor Relations
                                  Press: David Totaro, Senior Vice
                                  President, Corporate Marketing &
                                  Communications
                                  (314) 863-7422

FOR IMMEDIATE RELEASE
Tuesday, October 25, 2005

               REHABCARE ELECTS NEW MEMBERS TO BOARD OF DIRECTORS

ST. LOUIS, MO, OCTOBER 25, 2005 - RehabCare Group, Inc. (NYSE: RHB) today announced that Anthony (Buddy) Piszel and Larry Warren have been elected to its Board of Directors. John H. Short, Ph.D., RehabCare President and Chief Executive Officer, said the newest members round out a multifaceted Board.

     "Our Board represents a group of professional leaders with diverse backgrounds and competencies to guide and support the direction of RehabCare," said Dr. Short. "The addition of these gentlemen will offer a fresh perspective that is backed by years of experience in their respective fields within the healthcare industry."

     Anthony (Buddy) Piszel is Senior Vice President and Chief Financial Officer for Health Net, Inc., one of the country's largest publicly traded managed healthcare companies. Prior to assuming his current role, Piszel served in various capacities for Prudential Insurance Company of America, including Corporate Controller, was an audit partner for the accounting firm of Deloitte & Touche and served two years as a Practice Fellow for the Financial Accounting Standards Board. He received his M.B.A. from Golden Gate University in San Francisco.

     "Buddy has exceptional qualifications in financial services for the healthcare industry, including asset management, acquisitions and dealing with analysts and rating agencies. His experience in the area of financial oversight is highly valued on public company boards today, and we are pleased with Buddy's decision to join our Board. He has been appointed to our Audit Committee."

     "RehabCare is an exciting organization with a real vision for the future," said Piszel. "I look forward to working with my fellow Board members and the RehabCare management team in bringing those goals to fruition."

     Recently retired as the Director and Chief Executive Officer of The University of Michigan Hospitals and Health Centers, Larry Warren provided executive leadership for a $1.4 billion health system, considered one of the top in the nation. A graduate of Eastern Michigan University with degrees in Business and Education Administration, Warren held director and administrator roles for The University of Michigan Health System's four hospitals, ambulatory and home health care services, occupational health services and its HMO during his nearly 20-year tenure. He also was as an adjunct professor for the university's School of Public Health, Health Management and Policy. He has served on the boards of numerous healthcare organizations and was a recipient of the Association of Black Professionals, Administrators, Faculty and Staff's Dr. Charles Moody Highest Achievement Award in 2001.

     "An honored leader, Larry brings a new dimension to the clinical expertise represented on our Board, which now ranges from clinician to administrator," stated Dr. Short. "And his experience with a highly ranked teaching institution will serve us well as we continue to look for ways to forge meaningful relationships with the academic community that support our recruitment and clinical research efforts. Larry has been appointed to our Compensation and Nominating/Corporate Governance Committee."

     "I've been particularly impressed by RehabCare's drive to identify and establish best practices of post-acute care," commented Warren. "It's an example of being good stewards of their role in the healthcare process and demonstrates a true commitment to patient care."

     RehabCare Group, Inc., provides physical therapy management services for hospital inpatient rehabilitation and skilled nursing units, outpatient programs and contract therapy services in conjunction with more than 900 hospitals and skilled nursing facilities in 38 states, the District of Columbia and Puerto Rico. RehabCare also operates three freestanding rehabilitation hospitals and two long-term acute care hospitals, which provide specialized acute care for medically complex patients. RehabCare is pleased to be included in the Russell 2000 and Standard and Poor's Small Cap 600 indices.

Photos available on request.
                                      -END-